CERTIFICATION UNDER SECTION 906 OF SARBANES-OXLEY ACT OF 2002
Name of Issuer: The Park Avenue Portfolio
In connection with the Report on Form N-CSR for the above named issuer, the undersigned hereby certifies, to the best of his knowledge, that:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934;

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.
Date: September 6, 2005

/s/ Thomas G. Sorell

Thomas G. Sorell
President of
The Park Avenue Portfolio
Date: September 6, 2005

/s/ Frank L. Pepe

Frank L. Pepe
Vice President and Treasurer of
The Park Avenue Portfolio